Exhibit 10(e)

ALCOA INC.

TERMS AND CONDITIONS FOR SPECIAL RETENTION AWARDS

Effective January 1, 2010

These terms and conditions are authorized by the Compensation and Benefits Committee of the Board of Directors. They are deemed to be incorporated into and form a part of every special retention Award (“Retention Award”) issued under the 2009 Alcoa Stock Incentive Plan, as last amended prior to the grant (the “Plan”) on or after January 1, 2010.

Terms that are defined in the Plan have the same meanings in these terms and conditions.

General Terms and Conditions

1. Retention Awards are subject to the provisions of the Plan and the provisions of these terms and conditions. A Retention Award is an undertaking by the Company to issue the number of Shares indicated in the notice of the Retention Award on the date the Retention Award vests, except to the extent otherwise provided herein.

Vesting and Payment

2. A Retention Award vests on the third anniversary date of the date of grant, unless the Committee establishes another date for vesting with respect to all or a portion of the Shares subject to the Retention Award at the time of the grant of the Retention Award.

3. As a condition to a Retention Award vesting, a Participant must remain an Alcoa employee actively at work through the date of vesting. Except to the extent otherwise provided herein, if the Participant’s employment with Alcoa terminates prior to the vesting date of the Retention Award, the Retention Award is forfeited and is automatically canceled.

4. Retention Awards will be paid by the issuance to the Participant of Shares covered by the Retention Award, reduced by the number of Shares needed to pay applicable taxes upon vesting. Prior to issuance of the Shares, the Participant has no voting rights or rights to receive dividends with respect to Shares covered by the Retention Award. However, the Committee may authorize the accrual of cash dividend equivalents prior to issuance of the Shares. Such amounts, if authorized, will be equal to the common stock dividend per Share payable on Alcoa common stock multiplied by the number of Shares covered by the Retention Award. Dividend equivalents will be paid to the Participant only if the Retention Award vests.

5. The following exceptions apply to the forfeiture rule:

(i)

An unvested Retention Award held by a Participant who is involuntarily terminated without cause from employment with the Company during the vesting period is not forfeited in whole but only in part upon termination of employment, as described below. The portion of the Retention Award that is not forfeited vests on the original stated vesting date and is calculated based on a proportionate share of the time during the vesting period that the Participant remained actively employed with Alcoa, with the remaining portion being automatically forfeited. The proportionate share is computed on the basis of the actual number of days actively employed after the date of grant over a total vesting period of three years of 360 days each (or a total vesting period of 1,080 days.) For example, a Participant who is involuntarily terminated without cause from employment with the Company at the end of the first year of the three-year vesting period will receive one-third of the Shares upon vesting, with the remaining two-thirds of the Shares being automatically forfeited upon termination.

(ii)	An unvested Retention Award held by a Participant who dies while an active employee is not forfeited but vests on the original stated vesting date.

(iii)	A Retention Award vests immediately upon certain Change in Control events described in the Plan. The Retention Award is payable and Shares become issuable immediately upon the occurrence of such Change in Control events.

6. All taxes required to be withheld under applicable tax laws in connection with a Participant’s receipt of Shares issued in connection with the Retention Award must be paid by the Participant at the time the Retention Award vests and Shares with respect to the Retention Award become issuable.

7. A Participant’s obligation to pay required United States’ federal, state or local withholding taxes in connection with his or her receipt of Shares will be satisfied by Alcoa’s withholding from the Shares to be issued upon payment of the Retention Award that number of Shares whose fair market value on the vesting date equals the withholding amount to be paid. Withholding taxes include applicable income taxes, federal and state unemployment compensation taxes and FICA/FUTA taxes.

8. The amount of taxes to be paid by a Participant using Shares retained from the Shares then issuable in connection with the Retention Award will be determined by applying the minimum rates required by applicable tax regulations.

Beneficiaries

9. Participants will be entitled to designate one or more beneficiaries to receive all Retention Awards that have not yet vested at the time of death of the Participant. All beneficiary designations will be on beneficiary designation forms approved for the Plan. Copies of the form are available from the Plan administrator.

10. Beneficiary designations on an approved form will be effective at the time received by the Plan administrator. A Participant may revoke a beneficiary designation at any time by written notice to the Plan administrator or by filing a new designation form. Any designation form previously filed by a Participant will be automatically revoked and superseded by a later-filed form.

11. A Participant will be entitled to designate any number of beneficiaries on the form, and the beneficiaries may be natural or corporate persons.

12. On the beneficiary designation form, it is recommended that the Participant’s signature be witnessed by two persons. However, no person named as a beneficiary on the form should sign as a witness. If the Participant is married at the time the beneficiary designation form is filed, then unless the Participant’s spouse is the sole beneficiary named on the form, it is recommended that the spouse also sign. The spouse’s signature should be notarized.

13. The failure of any Participant to obtain any recommended signature on the form will not invalidate the beneficiary designation or prohibit Alcoa from treating such designation as valid and effective. No beneficiary will acquire any beneficial or other interest in any Retention Award prior to the death of the Participant who designated such beneficiary.

14. Unless the Participant indicates on the form that a named beneficiary is to receive Retention Awards only upon the prior death of another named beneficiary, all beneficiaries designated on the form will be entitled to share equally in the Retention Award upon vesting. Unless otherwise indicated, all such beneficiaries will have an equal, undivided interest in all such Retention Awards.

15. Should a beneficiary die after the Participant but before the Retention Award is paid, such beneficiary’s rights and interest in the Retention Award will be transferable by the beneficiary’s last will and testament or by the laws of descent and distribution. A named beneficiary who predeceases the Participant will obtain no rights or interest in a Retention Award, nor will any person claiming on behalf of such individual. Unless otherwise specifically indicated by the Participant on the form, beneficiaries designated by class (such as “children,” “grandchildren” etc.) will be deemed to refer to the members of the class living at the time of the Participant’s death, and all members of the class will be deemed to take “per capita.”

16.	Retention Awards are not transferable except as otherwise provided herein to a beneficiary.

2009 ASIP SPECIAL RETENTION AWARD TERMS AND CONDITIONS (JANUARY 2010)

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